EXHIBIT 99.1

Hallador Energy Company Reports Fourth Quarter and Full Year 2024 Financial and Operating Results

- Q4 2024 Total Revenue of $94.2 Million; FY’24 Total Revenue of $404.4 Million -

- Q4 2024 Operating Cash Flow up Materially to $32.5 Million; FY’24 Operating Cash Flow of $65.9 Million -

- Q4 2024 Adjusted EBITDA up ~3x YoY to $6.2 Million; FY’24 Adjusted EBITDA of $16.8 Million -

TERRE HAUTE, Ind., March 17, 2025 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today reported its financial results for the fourth quarter and full year ended December 31, 2024.

“2024 was a transformative year for Hallador as we continued our evolution from a bituminous coal producer to a vertically integrated independent power producer (“IPP”), while also advancing our products and services up the energy value chain,” said Brent Bilsland, President and Chief Executive Officer. “This deliberate transition aligns with market trends and reflects our conviction in the superior economics of the IPP business model. In fall 2024, we reached an important milestone in our transformation by signing a non-binding term sheet with a leading global data center developer on a transaction that would, if completed, sell a majority of our power production and accredited capacity at enhanced margins for more than a decade to come. We are making meaningful progress toward finalizing definitive agreements for this transaction within the exclusivity period that runs from January through early June 2025, further strengthened by our partner’s commitment to pay up to $5 million during this period. While navigating these complex transactions requires coordination across multiple stakeholders and while there can be no assurance that definitive agreements will be entered into, we remain encouraged by our partner’s commitment and believe this strategic partnership will drive long-term value for our shareholders.”

“The ongoing industry shift from dispatchable generators, such as coal and natural gas, to non-dispatchable resources like wind and solar, has increased the value of our Hallador Power subsidiary due to the enhanced reliability, resilience and consistency that we provide over the less predictable non-dispatchables. At the same time, the retirement of coal-based generation has reduced demand for coal supply, impacting the value of our Sunrise Coal subsidiary. In anticipation of these market dynamics, we proactively reduced production volume and shifted our focus away from the higher cost coal reserves, which lowered our operational cash costs in the fourth quarter. These strategic actions along with lower long-term coal price projections resulted in a fourth-quarter non-cash write-down of Sunrise Coal’s carrying value by approximately $215 million, which underscores the foresight of our transition to power generation in the coming years.”

Bilsland continued, “Looking ahead, our focus remains on maximizing the value of our Merom Power Plant while actively pursuing opportunities to acquire additional dispatchable generators that can add durability, scale, and geographic expansion to our electric operations. Additionally, we are forging strong relationships with sophisticated counterparties to secure favorable collateral terms and effectively manage our forward power sales in 2025 and 2026, which we believe will enhance our financial flexibility in the short to medium term. During 2024, we also reduced our bank debt by more than 50% to $44 million at year-end. We are excited about our continued transformation from a commodity-focused coal producer to an IPP with a secure fuel supply, a strategy we believe will unlock expanding energy market margins, drive sustainable growth, and enhance cash flow generation for our shareholders.”

Fourth Quarter 2024 Highlights

●	Hallador advanced its restructuring efforts for its subsidiary Sunrise Coal, focusing on production optimization and cost reductions to strengthen its operations.

o	During 2024, the Company reduced its coal production volume by approximately 40% and shifted its focus away from the higher cost portions of its coal reserves. This optimization of coal production reduced Hallador’s operational cash cost structure to better align its coal strategy to support its internal electric generation.

o	As a result of reducing coal production, optimizing its reserve base, and the declining price of contracted coal sales, Hallador realized an approximate $215 million non-cash write down in the fourth quarter associated with the carrying value of its Sunrise Coal subsidiary.

●	The Company continues to shift its revenue mix to prioritize electric sales as an independent power producer.

o	Fourth quarter electric sales were $69.7 million or 74% of total Q4 revenue, compared to $37.1 million or 31% of total Q4 revenue in the year-ago period.

o	Fourth quarter Coal sales were $23.4 million or 25% of total revenue, compared to $81.3 million or 68% of total revenue in the year-ago period.

●	Hallador continues to focus on forward sales to secure its energy position.

o	At year-end, Hallador had total forward energy, capacity and coal sales to 3rd party customers of $1.1 billion through 2029, up from $937.2 million at the end of the third quarter.

o	Subsequent to year end, Hallador signed an exclusive commitment agreement with a leading global data center developer, effective January 2, 2025. This agreement is in furtherance of the previously announced non-binding term sheet signed during the third quarter of 2024, reflecting an important milestone as both the Company and the developer seek to finalize a definitive transaction agreement to support the delivery of energy and capacity (through a utility partner) to a potential data center development within the State of Indiana. The completion of this proposed transaction is subject to, among other matters, the negotiation and execution of definitive agreements and there can be no assurance that definitive agreements will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

●	The Company continues to strengthen its balance sheet.

o	Total bank debt was $44.0 million at December 31, 2024, compared to $70.0 million at September 30, 2024 and $91.5 million at December 31, 2023.

o	Total liquidity was $37.8 million at December 31, 2024 compared to $34.9 million at September 30, 2024 and $26.2 million at December 31, 2023.

Financial Summary ($ in Millions and Unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Electric Sales	$60.7	$59.4	$71.7	$69.7
Coal Sales - 3rd Party	$49.6	$32.8	$31.7	$23.3
Other Revenue	$1.3	$1.0	$1.4	$1.8
Total Operating Revenue	$111.6	$93.2	$104.8	$94.8
Net Income (Loss)	$(1.7)	$(10.2)	$1.6	$(215.8)
Operating Cash Flow	$18.5	$26.1	$(11.2)	$32.5
Adjusted EBITDA*	$6.8	$(5.8)	$9.6	$6.2

*   Non-GAAP financial measure, defined as operating cash flows less effects of certain subsidiary and equity method investment activity, plus bank interest, less effects of working capital period changes, plus other amortization

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our liquidity and is a key component of certain material covenants contained within our Credit Agreement, specifically the minimum quarterly EBITDA. Noncompliance with the covenants could result in our lenders requiring the Company to immediately repay all amounts borrowed. If we cannot satisfy these financial covenants, we would be prohibited under our Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of our liquidity. The required amount of Adjusted EBITDA is a variable based on our debt outstanding and/or required debt payments at the time of the quarterly calculation based on a rolling prior 12-month period.

Reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to Income (Loss) before Income taxes, the most comparable GAAP measure, is as follows (in thousands) for the twelve months ended December 31, 2024 and 2023, respectively.

Reconciliation of GAAP "Income (Loss) before Income Taxes" to non-GAAP "Adjusted EBITDA"

(In $ Thousands and Unaudited)

	Year Ended
	December 31,
	2024	2023
NET INCOME (LOSS)	$(226,138)	$44,793
Interest expense	13,850	13,711
Income tax expense (benefit)	(9,404)	4,465
Depreciation, depletion and amortization	65,626	67,211
EBITDA	(156,066)	130,180
Other operating revenue	(275)	10
Stock-based compensation	4,454	3,554
Asset impairment	215,136	—
Asset retirement obligations accretion	1,628	1,804
Other amortization	(46,310)	(30,613)
(Gain) loss on disposal or abandonment of assets, net	(50)	398
Loss on extinguishment of debt	2,790	1,491
Equity method investment (loss)	746	552
Settlement of litigation	2,750	—
Other reclassifications	(8,043)	—
Adjusted EBITDA	$16,760	$107,376

Solid Forward Sales Position - Segment Basis, Before Intercompany Eliminations (unaudited):

	2025	2026	2027	2028	2029	Total
Power
Energy
Contracted MWh (in millions)	4.25	3.36	1.78	1.09	0.27	10.75
Average contracted price per MWh	$37.24	$44.43	$54.66	$52.94	$51.33
Contracted revenue (in millions)	$158.27	$149.28	$97.29	$57.70	$13.86	$476.40

Capacity
Average daily contracted capacity MWh	773	727	623	454	100
Average contracted capacity price per MWd	$201	$230	$226	$225	$230
Contracted capacity revenue (in millions)	$55.95	$61.12	$51.40	$37.33	$3.47	$209.27

Total Energy & Capacity Revenue

Contracted Power revenue (in millions)	$214.22	$210.40	$148.69	$95.03	$17.33	$685.67

Coal
Priced tons - 3rd party (in millions)	2.95	2.50	2.50	0.50	—	8.45
Avg price per ton - 3rd party	$51.04	$55.49	$56.74	$59.00	$—
Contracted coal revenue - 3rd party (in millions)	$150.57	$138.73	$141.85	$29.50	$—	$460.65

TOTAL CONTRACTED REVENUE (IN MILLIONS) - CONSOLIDATED	$364.79	$349.13	$290.54	$124.53	$17.33	$1,146.32

Priced tons - Intercompany (in millions)	2.30	2.30	2.30	2.30	—	9.20
Avg price per ton - Intercompany	$51.00	$51.00	$51.00	$51.00	$—
Contracted coal revenue - Intercompany (in millions)	$117.30	$117.30	$117.30	$117.30	$—	$469.20

TOTAL CONTRACTED REVENUE (IN MILLIONS) - SEGMENT	$482.09	$466.43	$407.84	$241.83	$17.33	$1,615.52

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to execute definitive agreements with respect to the non-binding term sheet with a leading global data center developer. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2024, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call and Webcast

Hallador management will host a conference call on Monday, March 17, 2025 at 5:30 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Monday, March 17, 2025

Time: 5:30 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.halladorenergy.com.

Hallador Energy Company

Condensed Consolidated Balance Sheets

As of December 31,

(in thousands)

(unaudited)

	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$7,232	$2,842
Restricted cash	4,921	4,281
Accounts receivable	15,438	19,937
Inventory	36,685	23,075
Parts and supplies	39,104	38,877
Prepaid expenses	1,478	2,262
Assets held-for-sale	—	1,540
Total current assets	104,858	92,814
Property, plant and equipment:
Land and mineral rights	70,307	115,486
Buildings and equipment	429,857	537,131
Mine development	92,458	158,642
Finance lease right-of-use assets	13,034	12,346
Total property, plant and equipment	605,656	823,605
Less - accumulated depreciation, depletion and amortization	(347,952)	(334,971)
Total property, plant and equipment, net	257,704	488,634
Equity method investments	2,607	2,811
Other assets	3,951	5,521
Total assets	$369,120	$589,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of bank debt, net	$4,095	$24,438
Accounts payable and accrued liabilities	44,298	62,908
Current portion of lease financing	6,912	3,933
Contract liabilities - current	97,598	66,316
Total current liabilities	152,903	157,595
Long-term liabilities:
Bank debt, net	37,394	63,453
Convertible notes payable	—	10,000
Convertible notes payable - related party	—	9,000
Long-term lease financing	8,749	8,157
Deferred income taxes	—	9,235
Asset retirement obligations	14,957	14,538
Contract liabilities - long-term	49,121	47,425
Other	1,711	1,789
Total long-term liabilities	111,932	163,597
Total liabilities	264,835	321,192
Commitments and contingencies (Note 22)
Stockholders' equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000 shares authorized; 42,621 and 34,052 issued and outstanding, as of December 31, 2024 and December 31, 2023, respectively	426	341
Additional paid-in capital	189,298	127,548
Retained earnings (deficit)	(85,439)	140,699
Total stockholders’ equity	104,285	268,588
Total liabilities and stockholders’ equity	$369,120	$589,780

Hallador Energy Company

Condensed Consolidated Statements of Operations

For the years ended December 31,

(in thousands, except per share data)

(unaudited)

	2024	2023
SALES AND OPERATING REVENUES:
Electric sales	$261,527	$267,927
Coal sales	137,448	361,926
Other revenues	5,419	5,025
Total sales and operating revenues	404,394	634,878
EXPENSES:
Fuel	49,343	103,388
Other operating and maintenance costs	118,364	199,855
Cost of purchased power	10,888	—
Utilities	15,914	17,730
Labor	116,164	152,417
Depreciation, depletion and amortization	65,626	67,211
Asset retirement obligations accretion	1,628	1,804
Exploration costs	260	904
General and administrative	26,527	26,159
Asset impairment	215,136	—
(Gain) loss on disposal or abandonment of assets, net	(50)	398
Settlement of litigation	2,750	—
Total operating expenses	622,550	569,866

INCOME (LOSS) FROM OPERATIONS	(218,156)	65,012

Interest expense (1)	(13,850)	(13,711)
Loss on extinguishment of debt	(2,790)	(1,491)
Equity method investment (loss)	(746)	(552)
NET INCOME (LOSS) BEFORE INCOME TAXES	(235,542)	49,258

INCOME TAX EXPENSE (BENEFIT):
Current	(169)	(164)
Deferred	(9,235)	4,629
Total income tax expense (benefit)	(9,404)	4,465

NET INCOME (LOSS)	$(226,138)	$44,793

NET INCOME (LOSS) PER SHARE:
Basic	$(5.72)	$1.35
Diluted	$(5.72)	$1.25

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	39,504	33,133
Diluted	39,504	36,827

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

For the years ended December 31,

(in thousands)

(unaudited)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(226,138)	$44,793
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit)	(9,235)	4,629
Equity method investment (loss)	746	552
Cash distribution - equity method investment	—	625
Depreciation, depletion and amortization	65,626	67,211
Asset impairment	215,136	—
Loss on extinguishment of debt	2,790	1,491
(Gain) loss on disposal or abandonment of assets, net	(50)	398
Amortization of debt issuance costs	1,747	3,233
Asset retirement obligations accretion	1,628	1,804
Cash paid on asset retirement obligation reclamation	(1,407)	(3,384)
Stock-based compensation	4,454	3,554
Amortization of contract asset and contract liabilities	(70,203)	(97,018)
Director fees paid in stock	150	—
Change in current assets and liabilities:
Accounts receivable	4,499	9,952
Inventory	(13,610)	15,548
Parts and supplies	(227)	(10,582)
Prepaid expenses	784	1,186
Accounts payable and accrued liabilities	(14,580)	(18,992)
Contract liabilities	103,181	33,804
Other	643	610
Net cash provided by operating activities	$65,934	$59,414

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

For the years ended December 31,

(in thousands)

(continued)

(unaudited)

	2024	2023
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	$(53,367)	$(75,352)
Proceeds from sale of equipment	4,239	62
Proceeds from held-for-sale assets	3,200	—
Investment in equity method investments	(542)	—
Net cash used in investing activities	(46,470)	(75,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on bank debt	(147,000)	(59,713)
Borrowings of bank debt	99,500	66,000
Payments on lease financing	(5,633)	—
Proceeds from sale and leaseback arrangement	5,134	11,082
Issuance of related party notes payable	5,000	—
Payments on related party notes payable	(5,000)	—
Debt issuance costs	(673)	(6,013)
ATM offering	34,515	7,318
Taxes paid on vesting of RSUs	(277)	(2,101)
Net cash provided by (used in) financing activities	(14,434)	16,573
Increase in cash, cash equivalents, and restricted cash	5,030	697
Cash, cash equivalents, and restricted cash, beginning of year	7,123	6,426
Cash, cash equivalents, and restricted cash, end of year	$12,153	$7,123

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Cash and cash equivalents	$7,232	$2,842
Restricted cash	4,921	4,281
	$12,153	$7,123

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$10,511	$9,966

SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Change in capital expenditures included in accounts payable and prepaid expense	$356	$1,882

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at www.halladorenergy.com.

Company Contact

Marjorie Hargrave

Chief Financial Officer

(303) 917-0777

MHargrave@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com